August 20, 2007

CapitalSource Finance LLC
4445 Willard Avenue, Twelfth Floor
Chevy Chase, MD 20815
Attention: Special Investments Group - Portfolio Manager
Phone: (301) 841-2700
Fax: (301) 841-2340

Hugh Van der Veer
Buchanan Ingersoll & Rooney P.C.
One Oxford Centre 301 Grant Street, 20th Floor
Pittsburgh, PA 15219-1410
Attention: Hugh Van der Veer
Phone: (412) 562-8877
Fax: (412) 562-1041

Re: Second Lien Credit and Guaranty Agreement dated as of March 8, 2007 (the "Second Lien Credit Agreement") among Movie Gallery, Inc. (the "Borrower"), Certain Subsidiaries of the Borrower, as Guarantors, Various Lenders, Goldman Sachs Credit Partners L.P., as Lead Arranger and Syndication Agent, and CapitalSource Finance LLC, as Administrative Agent and Collateral Agent Ladies and Gentlemen:

This letter is being provided as the Borrower's notice of a PIK Election pursuant to Section 2.5(f) of the Second Lien Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Second Lien Credit Agreement. The Borrower hereby gives notice to the Administrative Agent that it is making a PIK Election with respect to the entire principal amount of the Loans for the Interest Period commencing 15 days from today.

MOVIE GALLERY, INC.

By:___________________________
Name:  Thomas Johnson
Title: Chief Financial Officer